EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

RAE Systems Inc.
San Jose, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-113437 and 333-109840) and Form S-8 (Nos. 333-105368, 333-88684, 333-85720, 333-32678 and 333-137748) of RAE Systems Inc. of our report dated February 23, 2007, relating to the consolidated financial statements of Aegison Corporation as of and for the years ended December 31, 2005 and 2004, appearing in this current report on Form 8-K of RAE Systems Inc.

/s/ Macias Gini & O’Connell, LLP

Walnut Creek, California
April 11, 2007